Exhibit 99.1
CONTACT:
Ann Parker
Director of Corporate Communications
LodgeNet Interactive Corporation
605-988-1000
communications@lodgenet.com
LODGENET ANNOUNCES LAUNCH OF CREDIT FACILITY AMENDMENT
     SIOUX FALLS SD, March 9, 2011 — LodgeNet Interactive Corporation (NASDAQ: LNET), the leading provider of media and connectivity solutions to hospitality and healthcare businesses, announced today that it is seeking to amend its existing Credit Facility. The proposed amendment will modify certain terms of the existing Credit Facility, including an increase in the permitted leverage under the Facility, the creation of a specific preferred stock dividend payment basket, and the potential to extend the term of the Credit Facility beyond its current expiration in April, 2014. The proposed amendment will also reduce the commitments under the Company’s Revolving Credit Facility, increase the interest rate and required amortization under the Facility and adjust other covenants. The Company is and has remained in full compliance with all of its Credit Facility covenants since obtaining the Credit Facility in April 2007.
“We have proactively managed our business through the recession by diversifying our revenue base, significantly increasing our free cash flow and decreasing our outstanding debt by more than one-third over the past two years,” said Scott C. Petersen, Chairman and CEO. “As we enter 2011, we are experiencing strong interest in our High Definition interactive television systems and, in particular, our next generation Envision platform. These systems provide state of the art media services to our hotel partners and strong financial returns to LodgeNet. Therefore, we believe it is in the best interest of both our debt and equity investors to increase our flexibility to invest more of our operating cash flow into the rollout of our HD platform and other growth initiatives at our best hotels throughout North America. In addition, the creation of a specific dividend basket will allow LodgeNet to continue to pay quarterly dividends on our Series B Preferred shares.”
About LodgeNet
LodgeNet Interactive Corporation is the leading provider of media and connectivity solutions designed to meet the unique needs of hospitality, healthcare and other guest-based businesses. LodgeNet Interactive serves approximately 1.8 million hotel rooms worldwide in addition to healthcare facilities throughout the United States. The Company’s services include: Interactive Television Solutions, Broadband Internet Solutions, Content Solutions, Professional Solutions and Advertising Media Solutions. LodgeNet Interactive Corporation owns and operates businesses under the industry leading brands: LodgeNet, LodgeNetRX, and The Hotel Networks. LodgeNet Interactive is listed on NASDAQ and trades under the symbol LNET. For more information, please visit www.lodgenet.com.
Special Note Regarding Forward-Looking Statement
Certain statements in this press release constitute “forward-looking statements.” Forward looking statements (whether express or implied) include the anticipated completion of an amendment to our Credit Facility on favorable terms and acceptance by the requisite lenders, and market acceptance of our HD interactive television systems and next generation Envision platform. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause the actual audited results to be materially different from the results, expressed in such forward-looking statements. These risks include those set forth in our reports filed with the SEC and our ability to remain in compliance with the terms of the amended Credit Facility. These forward-looking statements speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. LodgeNet is a registered trademark of LodgeNet Interactive Corporation. All rights reserved. Other names and brands may be claimed as the property of others.
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